Exhibit 16



                  Froehling, Anderson, Plowman & Wasmuth, Ltd.




May  19, 2000



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549


Gentlemen:

We have read the statements made by Dental Resources, Inc. (copy attached) which we understand will be filed with the Commission, pursuant to ITEM 4 of Form 8-K, as part of the Company's Form 8-K report dated May 19, 2000. We agree with the statements concerning our Firm in such Form 8-K.

Sincerely,



/s/ Froehling, Anderson, Plowman & Wasmuth, Ltd.

Froehling, Anderson, Plowman & Wasmuth, Ltd.